DEFINITIVE PROXY STATEMENT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Juhl Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JUHL ENERGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, November 5, 2014

To the Stockholders of Juhl Energy, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Juhl Energy, Inc. (the “Company”) will be held on Wednesday, November 5, 2014, at 10 a.m. Local Time, at offices of the Company at 100 S. Wacker Drive, Suite 1100, Chicago, Illinois 60606, for the purpose of considering and voting upon the following matters:

1.	To elect one (1) Class II director, for a term of three (3) years to serve until the 2017 annual meeting of stockholders;

2.	To hold an advisory vote on the Company’s executive compensation;

3.	To hold an advisory vote on the frequency of the advisory vote on the Company’s executive compensation;

4.	To ratify the appointment of Boulay PLLP as the Company’s independent registered public accounting firm for the 2014 fiscal year; and

5.	To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on September 17, 2014 as the record date for determining those stockholders entitled to receive notice of and to vote at the Meeting and any adjournments or postponements thereof.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible.

By Order of the Board of Directors,

/s/ Daniel J. Juhl

Daniel J. Juhl
Chairman

Pipestone, Minnesota

October 1, 2014

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

IMPORTANT

Whether or not you expect to attend the Meeting, please complete, date, and sign the accompanying proxy, and return it promptly in the enclosed return envelope. If you grant a proxy, you may revoke it at any time prior to the Meeting or nevertheless vote in person at the Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 5, 2014: This Notice of Annual Meeting, our proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, are available on our website at www.juhlenergy.com.

2

JUHL ENERGY, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, NOVEMBER 5, 2014

PROXY STATEMENT

General

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Juhl Energy, Inc. of proxies to be voted at our 2014 Annual Meeting of Stockholders to be held on Wednesday, November 5, 2014, at 10 a.m. Local Time at offices of the Company, 100 S. Wacker Drive, Suite 1100, Chicago, Illinois 60606 and at any postponement or adjournment thereof. In this proxy statement, Juhl Energy, Inc. is referred to as the “Company,” “we,” “our” or “us.”

The approximate date that this proxy statement and the enclosed form of proxy are first being sent to our stockholders is October 3, 2014.

Outstanding Securities and Voting Rights

Only holders of record of our common stock at the close of business on September 17, 2014, the record date, will be entitled to notice of and to vote at the Meeting. On that date, we had 35,924,826 shares of common stock outstanding. Each share of common stock is entitled to one vote at the Meeting.

A majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owners.

Voting by Stockholders with Shares Held Directly in Their Names

Stockholders with shares registered directly in their names in the Company’s stock records maintained by its transfer agent, Empire Stock Transfer, Inc. may vote their shares in the following manner:

●	by completing, dating, signing and mailing the accompanying form of proxy in the return envelope provided to 1859 Whitney Mesa Drive, Henderson, NV 89014

●	by completing, dating, signing and faxing your proxy directly to Empire Stock Transfer at (702) 974-1444 or

●	by completing, dating, signing, and emailing your proxy directly to Empire Stock Transfer at rico@empirestock.com

In addition, ballots will be distributed to any stockholder who wants to vote in person at the Meeting.

Voting by Stockholders with Shares Held Through a Bank, Brokerage Firm, or Other Nominee

Stockholders who hold shares through a bank or brokerage firm should refer to the voting instruction form forwarded by their bank or brokerage firm to see which options are available to them. In addition to voting by mail, a number of banks and brokerage firms participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that offers various voting options. Votes submitted through Broadridge’s program must be received by the deadlines specified therein.

In addition, ballots will be passed out to any stockholder who wants to vote in person at the Meeting. Should you decide to attend the Annual Meeting and vote your shares in person, you MUST obtain a proxy executed in your favor from your bank or brokerage firm for your ballot to be counted.

Voting of Proxies

The persons authorized to vote your shares will vote them as you specify. In the absence of directions, proxies will be voted “FOR” the election of the Class II nominee to the Board named herein, “FOR” the advisory vote to approve the Company’s executive compensation, “3 YEARS” on the advisory vote to approve the frequency of the advisory vote on the Company’s executive compensation and “FOR” the ratification of Boulay PLLP as the Company’s independent registered public accounting firm for the 2014 fiscal year. The Board knows of no other business to be brought before the Meeting. If, however, other matters are properly presented, the person named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

All votes will be tabulated by the Company’s transfer agent, Empire Stock Transfer, Inc., who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A list of the record stockholders entitled to vote at the Meeting will be available at the Company’s offices, 1502 17th Street SE, Pipestone, Minnesota 56164 for a period of ten (10) days prior to the Meeting for examination by any stockholder.

The Company will report the voting results on a Form 8-K shortly after the Annual Meeting.

Revocation

If you own common stock of record, you may revoke a previously granted proxy at any time before it is voted by delivering to the Company a written notice of revocation or duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Any stockholder owning common stock in street name may change or revoke previously granted voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Meeting.

Costs of Mailing and Solicitation

The Company will bear the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing.

Adjournment or Postponement of the Meeting

The Meeting may be adjourned or postponed without notice other than by an announcement made at the Meeting, if approved by the holders of a majority of the shares represented and entitled to vote at the Meeting. No proxies voted against approval of any of the proposals will be voted in favor of adjournment or postponement for the purpose of soliciting additional proxies. If we postpone the Meeting, we will issue a press release to announce the new date, time and location of the Meeting.

BENEFICIAL SECURITY OWNERSHIP

The following table sets forth information regarding the number of shares of our common stock beneficially owned on September 17, 2014 by:

•	each person who is known by us to beneficially own 5% or more of our common stock,

•	each of our directors and executive officers, and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the holders. Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Name[1]	Number of Shares Beneficially Owned[2]		Percentage of Shares Beneficially Owned[3]
5% Stockholder:
Vision Opportunity Master Fund, Ltd.	2,288,898	[4]	6.37%

Executive Officers and Directors:
Daniel J. Juhl	14,250,000	[5]	39.39%
John P. Mitola	2,058,997	[6]	5.61%
John J. Brand	867,994	[7]	2.37%
Edward C. Hurley	80,678	[8]	*
James W. Beck	82,448	[9]	*
Chuck Templeton	149,936	[10]	*

All executive officers and directors as a group (6 persons)	17,490,053		46.18%

*Represents less than 1%

 (1) Other than the 5% Stockholders listed above, the address of each person is c/o Juhl Energy, Inc., 1502 17th Street SE, Pipestone, Minnesota 56164.

(2) Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after September 17, 2014, by the exercise or conversion of any warrant, stock option or convertible preferred stock. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(3) The calculation in this column is based upon 35,924,826 shares of common stock outstanding on September 17, 2014. The 189,604 treasury shares beneficially held by the Company are excluded from the number of shares of common stock outstanding and are not deemed outstanding for purposes of computing the percentages in this column. The shares of common stock underlying warrants and stock options are deemed outstanding for purposes of computing the percentage of the person holding them but are not deemed outstanding for the purpose of computing the percentage of any other person.

(4) Adam Benowitz is the Portfolio Manager of Vision Capital Advisors, LLC, the investment manager of Vision Opportunity Master Fund, Ltd., which is the registered holder of the securities.  Mr. Benowitz, as the Managing Member of Vision Capital Advisors, LLC and the Director of Vision Opportunity Master Fund, has voting and dispositive power over the securities owned by Vision Opportunity Master Fund.  The address for Vision Opportunity Master Fund, Ltd. is c/o Citi Hedge Fund Services (Cayman) Limited, Cayman Corporate Cenre, 27 Hospital Road, 5th Floor, Grand Cayman KY1-1109, Cayman Islands.

(5) Includes (a) 3,500,000 shares of common stock held by Mr. Juhl (b) 3,500,000 shares of common stock held by Mary Juhl, Mr. Juhl’s spouse, (c) 7,000,000 shares of common stock held by the Juhl Family Limited Partnership, a Delaware limited partnership in which Mr. Juhl is the general partner, and (d) 250,000 shares of common stock issuable upon the exercise of stock warrants exercisable within 60 days.

(6) Includes (a) 1,183,997 shares of common stock held by Mr. Mitola, (b) 125,000 shares of common stock held by the Mitola Family Limited Partnership, a Delaware limited partnership in which Mr. Mitola is the general partner and (c) 750,000 shares of common stock issuable upon the exercise of stock warrants exercisable within 60 days.

(7) Consists of 117,994 shares of common stock held in an IRA for the benefit of Mr. Brand and 750,000 shares of common stock issuable upon the exercise of stock warrants exercisable within 60 days.

(8) Consists of 30,678 shares of common stock held by Mr. Hurley and 50,000 shares of common stock issuable upon the exercise of stock warrants exercisable within 60 days.

(9) Consists of 32,448 shares of common stock held by Mr. Beck and 50,000 shares of common stock issuable upon the exercise of stock warrants exercisable within 60 days.

(10) Consists of 49,936 shares of common stock held by Mr. Templeton, as trustee of the Chuck Templeton Living Trust, and 100,000 shares of common stock issuable upon the exercise of stock warrants exercisable within 60 days.

PROPOSAL 1:

ELECTION OF DIRECTORS

Pursuant to our Amended and Restated By-Laws, our Board of Directors shall consist of not less than two or more than ten members, with the exact number to be fixed from time to time in accordance with a resolution adopted by a majority of the entire Board of Directors. By resolution, our Board of Directors has fixed the number of directors at five. Our Board of Directors is divided into three classes, designated as Class I, Class II and Class III, who are elected for three-year terms. The term of the Class II director, John P. Mitola, expires at the Meeting.

The following table lists each of our directors, their respective ages and the class in which they serve as of the date of this Proxy Statement:

Name	Age	Class
John P. Mitola	49	Class II (term expiring at 2014 Annual Meeting; nominated for re-election)

Daniel J. Juhl	63	Class III (term expiring at 2015 Annual Meeting)

James W. Beck	70	Class III (term expiring at 2015 Annual Meeting)

Edward C. Hurley	60	Class I (term expiring at 2016 Annual Meeting)

Chuck Templeton	46	Class I (term expiring at 2016 Annual Meeting)

Nominee for Re-election

The following individual has been recommended and nominated by the Nominations and Governance Committee of the Board of Directors to serve as director of Juhl Energy, Inc. as a Class II Director to serve until the annual meeting of stockholders in 2017:

John P. Mitola

The nominee is a current Director who was elected by a majority of our stockholders and who has been nominated for re-election by our Nominations and Governance Committee and our existing Board. The Class II Director will be elected to serve until the annual meeting of stockholders in 2017 or until such director’s successor shall have been elected and qualified or until such director’s earlier resignation, removal from office or death.

The nominee has consented to being named in the Proxy Statement and to serve if elected. If, prior to the Meeting, the nominee should become unable or unwilling to serve, the shares of common stock represented by properly executed and returned proxies will be voted for such person as shall be designated by the Board of Directors.

The following provides information regarding the nominee, including the nominee’s age, principal occupation, business experience for at least the past five (5) years and directorships in other reporting companies.

John P. Mitola became our President and a member of our board of directors on June 24, 2008, and had served in similar positions with Juhl Energy Development since April 2008. Mr. Mitola has more than 20 years of experience in the energy and environmental industries, real estate development, venture capital, engineering and construction. He was a managing partner with Kingsdale Capital International, a private equity and capital advisory firm that specialized in merchant banking, leveraged buyouts and corporate finance, since August 2006. From 2003 to 2009 Mr. Mitola served as Chairman of the Illinois Toll Highway Authority, one of the largest agencies in Illinois and one of the largest transportation agencies in North America with a $600 million annual operating budget and a $6.3 billion capital program, operating over 274 miles of roadway serving the Chicago metro region.

Mr. Mitola was Chief Executive Officer and a director of Electric City Corp., a publicly-held company that specialized in energy efficiency systems, where he served from January 2000 to February 2006. Prior to his role at Electric City, Mr. Mitola was vice president and general manager of Exelon Thermal Technologies, a subsidiary of Exelon Corp. that designed and built alternative energy systems, from March 1997 to December 1999. Prior to serving as its general manager, Mr. Mitola served in various leadership roles at Exelon Thermal Technologies from January 1990 until his move to Electric City in January 2000.  Mr. Mitola is also a member of the board of directors of another publicly-traded company, IDO Security Inc., a security company focused on metal detection.  He is a member of the American Society of Heating, Refrigerating and Air-Conditioning Engineers, and the Association of Energy Engineers. His community affiliations include membership in the Economic Club of Chicago, City Club of Chicago and Union League Club. Mr. Mitola received his B.S. degree in engineering from the University of Illinois at Urbana-Champaign and J.D. degree from DePaul University College of Law.

Mr. Mitola’s varied experience in energy-related businesses, his public company experience and the administrative skills he has acquired over his career make him particularly capable to lead the Company’s management team and serve as one of its directors.

Continuing Directors

CLASS III DIRECTORS SERVING UNTIL 2015

Daniel J. Juhl became our Chairman of the Board and Principal Executive Officer on June 24, 2008, and had served as President of Juhl Energy Development since September 2007 and Juhl Energy Services since January 1989. Mr. Juhl has been involved in the wind power industry for more than 30 years. He has experience in the design, manufacture, maintenance and sale of wind turbines. He also provides consulting services in the wind power industry helping farmers develop wind projects that qualify for Minnesota’s renewable energy production incentives. Mr. Juhl has been involved in the development of about 1,500 megawatts of wind generation in his 30+ years of experience in the field. He has been the principal consultant for wind energy projects to Edison Capital, John Deere Capital, Vestas, EWT, Suzlon Turbine Manufacturing, and various public and private utilities throughout the United States and Canada. He has appeared before numerous state and federal governmental bodies advocating wind power and community-based energy development on behalf of landowners, farmers and ranchers. Mr. Juhl wrote the popular wind energy reference guidebook, “Harvesting Wind Energy as a Cash Crop.”

Mr. Juhl’s extensive experience in the wind power industry and his specific experience as founder of Juhl Energy Development and Juhl Energy Services, the related companies which are now our wholly-owned subsidiaries, provide the Company with a solid foundation of knowledge about the industry, lends stability to the Company’s position in the industry and makes Mr. Juhl uniquely qualified to serve as CEO and a director of the Company.

James W. Beck became a director of our Company in November 2009, and is a member of our audit committee, of which he currently serves as chair. He is also a member of our compensation committee and our nominations and corporate governance committee. In 2003, Mr. Beck founded and is still an employee and significant stockholder of Intepro llc, a company engaged in the development of data security software for individuals, governments and companies required to meet established compliance requirements mandated by the FTC and other authorities. Businesses having to meet requirements for regulatory compliance include banking, health care, financial, the insurance industry and virtually any company handling or processing personal information and/or data. Mr. Beck is also a significant stockholder and a co-founder in 2003 of EMC llc, a firm engaged in the engineering, design and implementation of energy efficient lighting and energy control systems used in industrial and commercial applications throughout North and South America for both new construction and retrofit or conversion markets; Mr. Beck holds a seat on the board of directors of EMC. Mr. Beck has previously been involved with companies engaged in the evaluation and implementation of energy usage, alternative energy sources, electrical continuation, and energy conservation. Mr. Beck earned a B.S. degree in business from the University of Minnesota.  Mr. Beck serves as a member of the Board of Directors of AIA Insurance Services in Lewiston, Idaho, serves as a member of the Advisory Committee of Summit Academy in Minneapolis, Minnesota and is involved in various other community and civic activities.

The Company’s addition of Mr. Beck as a director was founded upon his expertise in the areas of energy usage and conventional and alternative energy and his practical experience in the application of that knowledge to commercial markets which the Company believes will be a valuable asset to its Board.

CLASS I DIRECTORS SERVING UNTIL 2016

Edward C. Hurley became a director of our Company in July 2008 following our reverse merger and has been a member of our audit committee since November 2009. Mr. Hurley also serves on the nominations and governance committee and chairs our compensation committee.  Mr. Hurley is a partner with Foley & Lardner LLP where he is a member of the Energy Industry Team, focusing his practice on public utility regulation, a position he has held since May 2010.

Mr. Hurley dedicated over 16 years of his career at the Illinois Commerce Commission ("ICC") where he served as the agency's chairman, as well as a commissioner and an administrative law judge. During his tenure at the ICC, Mr. Hurley was involved in resolving complex issues impacting Illinois businesses governed by the ICC, including the deregulation of the electric energy markets, the process for procurement of electricity by electric utilities, and mergers and acquisitions of telecommunications, electric, and natural gas utilities. He also served as the Special Director of the Office of Emergency Energy Assistance for the State of Illinois, being responsible for the successful implementation of the "Keep Warm Illinois" and "Keep Cool Illinois" Campaigns that were driven by anticipated increases in the costs of natural gas and electricity.

Mr. Hurley also has been involved in regulatory issues at a national level. While at the ICC, Mr. Hurley was active in the National Association of Regulatory Utility Commissioners, where he served on the board of directors as well as the Water Committee. In these roles, Mr. Hurley gained a national perspective regarding the regulatory requirements imposed upon utilities operating in newly competitive markets. He continues to be an active participant, as well as a guest speaker, at numerous conferences relating to issues impacting businesses that operate in regulated industries, including energy, telecommunications and investor-owned water systems. Also, Mr. Hurley has been a member of the National Coal Council since 2004. Prior to joining Foley, Mr. Hurley was of counsel with Chico & Nunes, P.C. He began his career representing clients in litigation in private practice and as an Illinois Assistant Attorney General. Mr. Hurley received his J.D. from John Marshall Law School in 1980 and his B.S.B.A. from Marquette University in 1976.

The Company believes that Mr. Hurley’s significant experience in his leadership role at a large public agency in the energy arena adds valuable depth to the Company’s board of directors.

Chuck Templeton became a director of our Company on April 9, 2014. Mr. Templeton is currently the Chairman of Impact Engine, Inc., a venture accelerator for entrepreneurs seeking to address environmental issues or societal challenges, and where he also served as Executive Director from January 2012 until April 2014, and currently serves as a director of AuctionsByCellular, LLC and a director of Getable, Inc. Mr. Templeton was a founder of OpenTable.com. From November 2007 to June 2013, Mr. Templeton served as Chairman of the Board of GrubHub, Inc. (NYSE GRUB). Mr. Templeton served as a director of TaskRabbit, Inc. from August 2012 to April 2014 and as a director of I-Go Cars from February 2010 to February 2013. Mr. Templeton founded OhSoWe.com in 2009 and served as President from 2009 until 2011.

The Company believes that Mr. Templeton’s focus on environmental issues as well as his demonstrated past success and business acumen will be an asset to the Board.

Independent Directors

Mr. Hurley, Mr. Beck and Mr. Templeton serve on our Board of Directors as “independent directors.”

Board Composition and Meetings of Board of Directors

The Board of Directors is currently composed of five members. All actions of the Board of Directors require the approval of a majority of the directors in attendance at a meeting at which a quorum is present. In 2013, our Board of Directors met in person three times and acted by written consent one time.

Board Committees

The Company has established an Audit Committee and has created a Compensation Committee and a Nominations and Governance Committee, in compliance with established corporate governance requirements.

Audit Committee.  The Board of Directors of the Company established an Audit Committee in 2009, at which time, Mr. Beck was appointed Audit Committee Chairman. Mr. Hurley and Mr. Templeton also serve as members of the Audit Committee. As a result, the Audit Committee is comprised of our "independent" directors as defined in NASDAQ Marketplace Rule 5605(a)(2). The Board of Directors of the Company adopted an Audit Committee Charter on April 8, 2010. The Audit Committee reviews the results and scope of the audit and the financial recommendations provided by our independent registered public accounting firm. Further, the Audit Committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.

The Company does not have a member of its Audit Committee who qualifies as a “financial expert” at this time. The Company believes that the relevant business experience of its current Board and Audit Committee members provides adequate oversight of accounting and financial reporting and internal controls. The Company expects, however, to consider the addition of an Audit Committee financial expert in the future as may be required by a national stock exchange.

Compensation Committee. The Board of Directors of the Company established a Compensation Committee in 2010. The Compensation Committee is comprised of our “independent” directors as defined in NASDAQ Marketplace Rule 5605(a)(2). The Compensation Committee reviews and approves our salary and benefit policies, including compensation of executive officers.  Further, the Compensation Committee administers our Incentive Compensation Plan, and recommends and approves grants of stock options, restricted stock and other awards under that plan.

Nominations and Governance Committee. The Board of Directors of the Company established a Nominations and Governance Committee (“Nominations Committee”) in 2010.  The Nominations Committee is comprised of our “independent” directors as defined in NASDAQ Marketplace Rule 5605(a)(2).  The Nominations Committee reviews the qualifications of prospective directors for consideration by the board of directors as management’s nominees for directors. The purpose of the Nominations Committee is to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our Board. The Nominations Committee’s duties also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes.

We will consider nominations for directors submitted by stockholders. Stockholder nominations for election to the Board must be made by written notification received by us not later than sixty days prior to the next annual meeting of stockholders. Such notification shall contain, at a minimum, the following information:

1.	The name and residential address of the proposed nominee and of each notifying stockholder;

2.	The principal occupation of the proposed nominee;

3.	A representation that the notifying stockholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

4.	The total number of our shares owned by the notifying stockholder;

5.

A description of all arrangements or understandings between the notifying stockholder and the proposed nominee and any other person or persons pursuant to which the nomination is to be made by the notifying stockholder;

6.	Any other information regarding the nominee that would be required to be included in a proxy statement filed with the SEC; and

7.	The consent of the nominee to serve as one of our directors, if elected.

The Nominations Committee will return, without consideration, any notice of proposed nomination which does not contain the foregoing information.

The Nominations Committee has not established specific criteria or minimum qualifications that must be met by committee-nominated or stockholder-nominated nominees for director. Regardless of the source of a given nominee’s nomination, the Nominations Committee evaluates each nominee based solely upon his/her educational attainments, relevant experience and professional stature. The Nominations Committee primarily seeks nominations for director from institutional security holders, members of the investment banking community and current directors.

Indebtedness of Directors and Executive Officers

None of our directors or executive officers or their respective associates or affiliates is indebted to us.

Family Relationships

There are no family relationships among our directors and executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

We have securities registered under Section 12 of the Exchange Act and, accordingly, our directors, officers and affiliates are required to file reports under Section 16(a) of the Exchange Act.

All of our officers and directors are current in the filing of their beneficial ownership reports pursuant to Section 16(a) of the Exchange Act.

Certain Relationships and Related Transactions

Juhl Energy provides management, administrative and accounting services to four wind farm operations in each of which Dan Juhl and immediate family members have less than 5% equity interests in each entity. The revenues earned in the years ended December 31, 2013 and 2012 was approximately $15,000 for each year.

Our CEO, Dan Juhl, is the .1% minority interest member of the 10.2 MW Woodstock Hills wind farm, which the Company acquired a 99.9% membership interest.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Philosophy of the Compensation Program

The Compensation Committee of the Board has the responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. With respect to executive compensation, the primary goal of the Compensation Committee is to attract and retain the most qualified, knowledgeable, dedicated and seasoned executives possible, to reward them for their contributions to the development of our business, and to align the executives’ incentives with stockholder value creation. The key elements of our executive compensation philosophy are competitive base salary, annual incentive opportunities and equity participation.

The Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels the Committee believes are comparable with executives in other companies of similar size and stage of development operating in the energy and related industries while taking into account our relative performance and our own strategic goals. Executives are not involved in decisions relating to their own compensation.

Throughout this proxy statement, the individuals who served as our Chief Executive Officer and President and our Chief Financial Officer during fiscal 2013 are included in the Summary Compensation Table below and referred to as the “Named Executive Officers.”

Compensation Committee Interlocks and Insider Participation

 No one who served on the Compensation Committee at any time during 2013 is or has been an executive officer of our company or had any relationships requiring disclosure by us under the Commission’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended December 31, 2013.

Elements of Compensation

The Company’s executive compensation currently consists of the following elements:

Base Salary.  Base salary levels for executive officers are set forth in their individual employment agreements, and are reflected in the Summary Compensation Table below under the heading “Executive Compensation”. However, the Compensation Committee did not conduct a peer group compensation analysis or target any particular compensation level in establishing the base salaries for Named Executive Officers. Base salaries for our executives have been established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Base salaries have been reviewed periodically, as part of the Company’s review process, and have been adjusted from time to time after taking into account a number of factors, including each executive’s level of responsibility, level of performance during the past fiscal year (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of Company goals, and our historical compensation levels. The Compensation Committee previously supplemented these salaries with stock options.

During fiscal year 2013, our Named Executive Officers were Dan Juhl, Chief Executive Officer and Chairman of the Board; John Mitola, President; and John J. Brand, Chief Financial Officer. The salary levels for the executive officers are determined by the terms set forth in their respective employment agreements. Pursuant to those agreements, the base salary earned by each of Mr. Juhl and Mr. Mitola during 2013 was $248,062. Under his employment agreement, Mr. Brand’s salary is to be increased 3% to 5% annually based on the judgment of the Board as recommended by the Compensation Committee based upon the balance sheet health of the Company and other relevant factors. Mr. Brand’s base salary of $189,000 in 2013 represented an increase of 5% over this base salary in 2012.

Equity Based Awards

Equity based awards are granted at the discretion of the Compensation Committee. The size of an award to any individual, including Named Executive Officers, depends in part on individual performance and any other indicators of the impact that such employee’s productivity may have on stockholder value over time. Other factors include salary level, competitive data, consideration of current stockholdings and previous equity based awards. In addition, in determining the number of stock options, warrants or shares of restricted stock granted to each named executive officer, the Compensation Committee considers the future benefits potentially available to the Named Executive Officers from existing awards. The number of options, warrants or restricted shares granted depend in part on the total number of unvested options, warrants and restricted shares deemed necessary to provide an incentive to that individual to remain with the Company for the long-term.

Our Amended and Restated 2008 Incentive Compensation Plan (the “Plan”) was established to provide certain of our employees, including our Named Executive Officers, with incentives to help align those employees’ interests with the interests of our stockholders. The Compensation Committee believes that the use of equity-based awards offers an additional method to achieving our compensation goals. We expect to provide a portion of total compensation to our executives through the Plan or through grants of rights to acquire equity outside the Plan rather than through additional cash-based compensation.

The Plan, as amended and restated, which was adopted by the Board of Directors on June 20, 2012, and approved by our stockholders on October 1, 2012 (subject to other requisite approval which was subsequently obtained), authorizes us to grant a variety of equity incentive awards, such as incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, and performance shares to officers, directors, employees, independent consultants and advisors of the Company and its subsidiaries. Awards may be granted singly, in combination, or in tandem.  Our Compensation Committee is the administrator of the plan. The Compensation Committee reviews and approves equity awards to Named Executive Officers based upon a review of competitive compensation data, its assessment of individual performance, and retention considerations, as well as a review of the individual’s existing share and option holdings. Periodic equity grants have been made at the discretion of the Compensation Committee and/or executive management members, who have been granted limited authority by the Compensation Committee.

Stock options granted by the Company have an exercise price equal to or greater than the fair market value of our common stock on the date of grant, typically vest over a three-year period based upon continued employment over the vesting period and generally expire 10 years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended.

No option grants or other awards under the Plan were given to our Named Executive Officers during 2013.

The Compensation Committee has not established a formula when determining option grants and has not established a formula for future equity grants. The Compensation Committee intends to weigh various factors, including the Company’s results of operations, the market prices for the Company’s common stock and the compensation paid to the particular Named Executive Officer when determining future equity award grants.

In conjunction with the amendment of the employment agreements of the Named Executive Officers, on February 18, 2014, the Company granted warrants to Mr. Juhl, Mr. Mitola and Mr. Brand to purchase 500,000, 1,500,000 and 1,500,000 shares of common stock, respectively. Previously outstanding options to the Named Executive Officers were cancelled in connection with the issuance of these warrants. The warrants have an exercise price equal to fair market value of our common stock on the date of grant and vest over an 18-month period.

Performance Bonus.  The Named Executive Officers are entitled to the payment of a performance bonus, in an amount equal to a maximum of 100% of such officer’s annual salary then in effect, pursuant to the terms of certain goals as established by senior management and approved by the Company’s Board. In order for bonuses to be paid to Mr. Juhl and Mr. Mitola, the Company’s current operations (excluding one-time charges for acquisitions, financings, etc.) must be operating profitably for the full fiscal year of which the bonus is paid, and the Company must achieve a minimum level of revenue growth for such fiscal year as established by the Company’s Board of Directors.

The Compensation Committee did not award a performance bonus to any of the Named Executive Officers in 2013 but may elect to award such bonuses in the future.

Employee Benefits.  Our Named Executive Officers are entitled to various employee benefits. These benefits include an automobile allowance of $750 per month, 20 days of paid annual vacation and the right to participate in medical and dental care plans; flexible benefit accounts; life, accidental death and dismemberment and disability insurance. During 2013, such employee benefits compensation paid Mr. Juhl, Mr. Mitola and Mr. Brand were less than $15,000 individually.

Other Compensation.  At the present time, we do not offer pension benefits or, except as described above, other forms of deferred compensation plans. The Compensation Committee reviews the overall employment packages and benefits offered to the Company’s executive officers. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits and perquisites for our executive officers; however, the Compensation Committee, at its discretion, may revise, amend or add to the officers’ executive benefits and perquisites, if it deems it advisable.

We believe these benefits and perquisites are currently lower than median competitive levels for comparable companies.

The following table sets forth, for the most recent two fiscal years, all cash compensation paid, distributed or accrued, including salary and bonus amounts, for services rendered to us by our Principal Executive Officer and two other executive officers in such year who received or are entitled to receive remuneration in excess of $100,000 during the stated period and any individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer as at December 31, 2013:

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary $	Bonus $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compen- sation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Totals $
Daniel J. Juhl	2013	248,062	-	-	-	-	-	9,857[1]	257,919
Chairman and Principal Executive Officer	2012	236,250	-	-	-	-	-	10,296[1]	246,546
John P. Mitola President	2013 2012	248,062 236,350	- -	- -	- -	- -	- -	9,976[1] 10,296[1]	258,038 246,546
John Brand Principal Financial Officer	2013 2012	189,000 180,000	- -	- -	- -	- -	- -	9,950[1] 10,200[1]	198,950 190,200

1Represents Car Allowance and Health Savings Account contribution

The aggregate amount of benefits in each of the years indicated did not exceed the lesser of $50,000 or 10% of the compensation of any named officer.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John P. Mitola	510,000	-	-	1.00	06/24/18	-	-	-	-
John J. Brand	100,000	-	-	1.95	01/26/19	-	-	-	-
John J. Brand	150,000	-	-	2.11	08/13/19	-	-	-	-

Compensation of Directors

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees on which they serve. Through 2013, we compensated directors through stock options granted under our 2008 Incentive Compensation Plan and an annual cash stipend. Effective January 2, 2014, we cancelled the options outstanding as of December 31, 2013 described below and issued warrants to directors for the purchase of common stock in lieu thereof pursuant to the terms of Warrant Agreements, the form of which is included as an exhibit to the registration statement of which this prospectus is a part.

In July of 2008, Edward C. Hurley was appointed as a director of the Company. From his appointment through 2011, we granted Mr. Hurley stock options to purchase an aggregate of 20,000 shares of Company common stock. Such options were cancelled effective March 19, 2014, at which time warrants were granted to Mr. Hurley to purchase 100,000 shares of common stock exercisable according to the vesting schedule at $0.35 per share, the closing price of the stock on the grant date. Pursuant to the vesting schedule, 12,500 warrant shares were exercisable as of the grant date, and the warrants vest thereafter at the rate of 12,500 shares on the first day of each quarter thereafter until fully vested on October 1, 2015. The warrants expire on March 19, 2024. Mr. Hurley also receives cash compensation of $4,000 per quarter, $700 per quarter as Chair of the Compensation Committee and $500 for attendance at any Board committee meeting.

General Wesley K. Clark served as a director of the Company from 2009 until April 9, 2014, at which time he resigned as a director and assumed the position as Special Advisor to the Board. From his appointment through 2011, we granted General Clark stock options to purchase an aggregate of 520,000 shares of Company common. Such options were cancelled effective March 19, 2014, at which time warrants were granted to General Clark to purchase 520,000 shares of common stock exercisable according to the vesting schedule at $0.35 per share, the closing price of the stock on the grant date. Pursuant to the vesting schedule, 65,000 warrant shares were exercisable as of the grant date, and the warrants vest thereafter at the rate of 65,000 shares on the first day of each quarter thereafter until fully vested on October 1, 2015. The warrants expire on March 19, 2024. During his tenure as a director, General Clark also received cash compensation of $4,000 per quarter, $700 per quarter as Chair of the Nominations and Governance Committee and $500 for attendance at any Board committee meeting. There is no change to General Clark’s compensation in his position as Senior Advisor to the Board.

On November 24, 2009, James W. Beck was appointed as a director of the Company. From his appointment through 2011, we granted Mr. Beck stock options to purchase an aggregate of 20,000 shares of Company common stock. Such options were cancelled effective March 19, 2014, at which time warrants were granted to Mr. Beck to purchase 100,000 shares of common stock exercisable according to the vesting schedule at $0.35 per share, the closing price of the stock on the grant date. Pursuant to the vesting schedule, 12,500 warrant shares were exercisable as of the grant date, and the warrants vest thereafter at the rate of 12,500 shares on the first day of each quarter thereafter until fully vested on October 1, 2015. The warrants expire on January 2, 2024. Mr. Beck also receives cash compensation of $4,000 per quarter, $1,000 per quarter as Chair of the Audit Committee and $500 per quarter for attendance at any Board committee meeting.

On April 9, 2014, Chuck Templeton was appointed as a director of the Company. In connection with his appointment, we granted Mr. Templeton warrants to purchase 200,000 shares of Company common stock exercisable according to the vesting schedule at $0.40 per share, the closing price of the stock on the grant date. Pursuant to the vesting schedule, 25,000 warrant shares were exercisable as of the grant date, and the warrants vest thereafter at the rate of 25,000 shares on the first day of each quarter thereafter until fully vested on January 1, 2016. The warrants expire on April 9, 2024. Mr. Templeton will also receive annual director compensation of $16,000.

The table below summarizes the compensation that we paid to non-management directors for the fiscal year ended December 31, 2013.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward C. Hurley	15,100	5,200	-	-	-	-	20,300
General Wesley Clark	14,600	4,700	-	-	-	-	19,300
James Beck	16,000	5,500	-	-	-	-	21,500

 Employment Agreements

Effective January 1, 2012 we entered into an Executive Employment Agreement with Daniel J. Juhl, and effective January 1, 2014, we entered into an Amendment to Executive Employment Agreement (collectively, the “Juhl Employment Agreement”). Under the Juhl Employment Agreement, we will employ Mr. Juhl as Chief Executive Officer for a term ending on December 31, 2021. During the first year of the term, Mr. Juhl’s monthly salary was $19,687.50, and Mr. Juhl’s monthly salary will be increased by five percent (5%) during each remaining year of the term. We are obligated to pay Mr. Juhl an annual performance bonus of a maximum of his annual salary upon reaching certain goals established by the board of directors. The performance bonus is conditioned upon (a) profitable operations of our company for the full year for which the bonus is to be paid and (b) minimum revenue growth during the year for which the bonus is to be paid as established by the board of directors. Mr. Juhl is entitled to be granted warrants to purchase 500,000 shares of common stock of the Company, subject to approval by the board of directors and any additional required approvals, which approvals were obtained. The Warrant Agreement, a copy of which is included as an exhibit to the registration statement of which this prospectus is a part provides that 62,500 warrant shares are exercisable as of the date of grant, and the warrants vest thereafter at the rate of 62,500 shares on the first day of each quarter thereafter until fully vested on October 1, 2015. Mr. Juhl receives an automobile allowance of $750 per month, 20 days of paid annual vacation and other employee benefits provided to similarly-situated employees. Mr. Juhl is entitled to severance compensation in an amount equal to 90 days’ pay in the event he terminates his employment for good reason.

Effective January 1, 2012 we entered into an Executive Employment Agreement with John M. Mitola, and effective January 1, 2014, we entered into an Amendment to Executive Employment Agreement (collectively, the “Mitola Employment Agreement”). Under the Mitola Employment Agreement, we will employ Mr. Mitola as President for a term ending on December 31, 2021. During the first year of the term, Mr. Mitola’s monthly salary was $19,687.50, and Mr. Mitola’s monthly salary will be increased by five percent (5%) during each remaining year of the term. We are obligated to pay Mr. Mitola an annual performance bonus of a maximum of his annual salary upon reaching certain goals established by the board of directors. The performance bonus is conditioned upon (a) profitable operations of our company for the full year for which the bonus is to be paid and (b) minimum revenue growth during the year for which the bonus is to be paid as established by the board of directors. Mr. Mitola is entitled to be granted warrants to purchase 1,500,000 shares of common stock of the Company, subject to approval by the board of directors and any additional required approvals, which approvals were obtained. The Warrant Agreement, a copy of which is included as an exhibit to the registration statement of which this prospectus is a part, provides that 187,500 warrant shares are exercisable as of the date of grant, and the warrants vest thereafter at the rate of 187,500 shares on the first day of each quarter thereafter until fully vested on October 1, 2015. Mr. Mitola receives an automobile allowance of $750 per month, 20 days of paid annual vacation and other employee benefits provided to similarly-situated employees. Mr. Mitola is entitled to severance compensation in an amount equal to 90 days’ pay in the event he terminates his employment for good reason.

Effective January 1, 2012 we entered into an Executive Employment Agreement with John J. Brand, and effective January 1, 2014, we entered into an Amendment to Executive Employment (collectively, the “Brand Employment Agreement”). Under the Brand Employment Agreement, we will employ Mr. Brand as Chief Financial Officer for a term ending on December 31, 2021. During the first year of the term, Mr. Brand’s monthly salary was $15,000, and Mr. Brand’s monthly salary will be increased in the range of three percent (3%) to five percent (5%) annually based on the judgment of the board of directors as recommended by the Compensation Committee based on the balance sheet health of the Company and other relevant factors. We are obligated to pay Mr. Brand an annual performance bonus of a maximum of his annual salary upon reaching certain goals established by the board of directors. Mr. Brand is entitled to be granted warrants to purchase 1,500,000 shares of common stock of the Company, subject to approval by the board of directors and any additional required approvals, which approvals were obtained. The Warrant Agreement, a copy of which is included as an exhibit to the registration statement of which this prospectus is a part, provides that 187,500 warrant shares are exercisable as of the date of grant, and the warrants vest thereafter at the rate of 187,500 shares on the first day of each quarter thereafter until fully vested on October 1, 2015. Mr. Brand receives an automobile allowance of $750 per month, 20 days of paid annual vacation and other employee benefits provided to similarly-situated employees. Mr. Brand is entitled to severance compensation in an amount equal to 90 days’ pay in the event he terminates his employment for good reason.

Equity Compensation Plan Information

On June 16, 2008, we adopted the 2008 Incentive Compensation Plan, and on October 1, 2012 adopted the Amended and Restated 2008 Incentive Compensation Plan.

The following table provides information as of December 31, 2013, with respect to the shares of common stock that may be issued under our existing equity compensation plan.

Equity Compensation Plan Information

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,410,000	$1.39	1,487,111

Equity compensation plans not approved by security holders	650,000	$1.77	-

Total	2,060,000	$1.51	1,487,111

The material provisions of the Amended and Restated 2008 Incentive Compensation Plan approved by security holders are described herein. A copy of the Amended and Restated 2008 Incentive Compensation Plan and a copy of the form of option agreement thereunder are included as exhibits to the registration statement of which this prospectus is a part.

The 650,000 options and warrants granted as of December 31, 2013 under equity compensation plans not approved by security holders include the following:

●

Options granted June 29, 2009 as compensation to our director, General Wesley Clark, to purchase 500,000 shares of common stock at $2.00 per share, with 166,666 shares immediately exercisable, 166,667 options vesting on June 29, 2010 and 166,667 options vesting on June 29, 2011. Effective March 19, 2014, such options were cancelled.

●

Warrants granted December 31, 2009 as compensation to two consultants each to purchase 50,000 shares of common stock at $1.25 per share, which warrants expire December 31, 2014. The form of these warrant agreements is included as an exhibit to the registration statement of which this prospectus is a part.

●

Warrants granted September 12, 2012 as compensation to a consultant to purchase 50,000 shares of common stock at $0.50 per share, which warrants expire September 12, 2015. The form of this Warrant Agreement is included as an exhibit to the registration statement of which this prospectus is a part.

As disclosed elsewhere in this prospectus, options to directors outstanding as of December 31, 2013 were subsequently cancelled and warrants were issued to directors in lieu thereof. As of June 17, 2014, awards under the Incentive Plan consisted of (i) options to purchase an aggregate of 615,000 shares of common stock pursuant to options and (ii) a restricted share award representing 250,000 shares. As of June 17, 2014, there were outstanding warrants to purchase an aggregate of 5,870,000 shares of common stock.

Vote Required and Recommendation

The Class II Director will be elected by a plurality of votes cast at the Meeting. Plurality voting means that the nominee in Class II who receives the highest number of votes cast in person or by proxy at the Meeting by holders of shares of the Company’s common stock entitled to vote thereon shall be elected as a Class II Director, irrespective of the number of votes received and even if the votes are less than a majority of the votes cast. The Board recommends that its stockholders vote “FOR” the nominee for Class II Director set forth above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE FOR CLASS II DIRECTOR SET FORTH ABOVE.

PROPOSAL 2:

ADVISORY (NON-BINDING) VOTE

APPROVING EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.

As we describe in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion contained in this proxy statement, we have designed our executive compensation programs to drive our long-term success and increase stockholder value. We utilize our executive compensation programs to provide compensation that will (i) attract and retain executive talent, (ii) encourage our executive officers to perform at their highest levels by directly linking a material portion of their total compensation with key Company financial and operational performance objectives, and (iii) directly align our executive compensation with stockholders’ interests through the grants of equity-based incentive awards.

Our Compensation Committee has overseen the development and implementation of our executive compensation programs using these core compensation principles as a guide. Our Compensation Committee also routinely reviews, evaluates and updates our executive compensation programs as needed to ensure that we continue to provide competitive compensation that motivates our Named Executive Officers to perform at their highest levels while simultaneously increasing long-term stockholder value.

The Company believes the focus on sound, profitable growth best serves the interests of its stockholders. Please read the “Compensation Discussion and Analysis” beginning on page 10 for additional details about the Company’s executive compensation programs, including information about the fiscal year 2013 compensation of the Company’s Named Executive Officers.

Highlights of the Company’s executive compensation programs include the following:

•	the Compensation Committee’s intention is to promote sound, profitable growth by using compensation to reward past growth and future growth in earnings per share;

•

the Compensation Committee recognizes the entrepreneurial nature of the Company and desires to retain the individuals most responsible for the Company’s consistent leadership among its peers in growth and total stockholder return;

•

the Compensation Committee believes the provisions of the existing employment agreements with Mr. Juhl, Mr. Mitola and Mr. Brand serve the Company’s interests by providing base salaries that recognize both the entrepreneurial nature of the Company and their past achievements driving the Company’s profitable growth;

•

Mr. Juhl, Mr. Mitola and Mr. Brand, separately and together, are principally responsible for the various aspects of the business and the balancing of those aspects and, as such, assume more responsibility and duty than officers at comparable companies.

This non-binding say-on-pay vote gives you as a stockholder the opportunity to express your approval or disapproval of the compensation of our Named Executive Officers that is disclosed in this proxy statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

“RESOLVED, that the stockholders of Juhl Energy, Inc. approve, on an advisory basis, the compensation of the Named Executive Officers in this proxy statement as described under “Executive Compensation,” including the Compensation Discussion and Analysis and related tabular and narrative disclosure, contained in this proxy statement.”

Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. However, our Compensation Committee will take into account the outcome of the stockholder vote on this proposal when considering future executive compensation decisions and arrangements.

The Board of Directors recommends that you vote “FOR” Proposal 2 to approve, on an advisory basis, the Company’s executive compensation.

PROPOSAL 3:

ADVISORY (NON-BINDING) VOTE TO DETERMINE

THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables the Company’s stockholders to indicate how frequently the Company should seek an advisory vote on the compensation of the Company’s Named Executive Officers, such as Proposal 2 included on page 18 of this proxy statement. By voting on this Proposal 3, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every year, every two years or every three years.

After careful consideration of this proposal, the Company’s Compensation Committee and Board of Directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company at this time, and therefore the Board recommends that you vote for a three-year interval for the advisory vote on executive compensation.

In formulating its recommendation, the Board considered that the Company’s executive compensation policies are designed to promote a long-term connection between pay and performance and an advisory vote on executive compensation every three years will allow the Company’s stockholders to provide direct input on the Company’s long-term compensation philosophy, policies and practices. The Company understands that stockholders may have different views as to what is the best approach for the Company and looks forward to hearing from stockholders on this proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the Named Executive Officers in this proxy statement as described under “Executive Compensation,” including the Compensation Discussion and Analysis and related tabular and narrative disclosure, contained in this proxy statement.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Stockholders are not voting to approve or disapprove of the Board’s recommendation. Because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of the Company’s stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by the Company’s stockholders and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to the Company’s compensation programs.

The Board of Directors recommends that stockholders select “THREE YEARS” on Proposal 3 recommending, on an advisory basis, the frequency of advisory votes on executive compensation.

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board assists the Board in its oversight of the quality and integrity of the financial reporting practices of the Company. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor. It is the responsibility of the Audit Committee to annually select and appoint the independent auditor, consider the independence and effectiveness of the independent auditor and approve the fees and other compensation to be paid to the independent auditor.

The Audit Committee has selected Boulay PLLP (“Boulay”) to perform the audit of the Company’s consolidated financial statements for the 2014 fiscal year. We are asking the stockholders to ratify this selection. Representatives of Boulay will be present at the Meeting, will have the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

Boulay has served as the Company’s independent auditor since June 24, 2008. Boulay has advised the Company that neither it, nor any of its members, has any direct financial interest in the Company as a promoter, underwriter, voting trustee, director, officer, employee or stockholder. All professional services rendered by Boulay during the fiscal year ended December 31, 2013 were furnished at customary rates.

For the year ended December 31, 2013, the total fees charged to the Company for audit services were approximately $190,000. These audit fees were incurred for the audit of the Company’s annual financial statements included within Form 10-K, review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and the review of the various required periodic reporting filings. The Company incurred approximately $48,000 for tax or other various financial statement consulting services for the year ended December 31, 2013.

For the year ended December 31, 2012, the total fees charged to the Company for audit services were approximately $213,000.  These audit fees were incurred for the audit of the Company’s annual financial statements included within Form 10-K, review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and the review of the various required periodic reporting filings. The Company incurred approximately $63,000 for tax or other various financial statement consulting services for the year ended December 31, 2012.

The current policy of the Board of Directors is to approve the appointment of the principal auditing firm and any permissible audit-related services. The audit and audit-related fees have been approved by specific board action in 2013.

 Vote Required and Recommendation

The ratification of the selection of Boulay PLLP as our independent certified public accountants for the 2014 fiscal year requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the Meeting and entitled to vote on the proposal. Abstentions will be counted as present at the Meeting for purposes of this matter and will have the effect of a vote against the ratification of the appointment of Boulay PLLP as independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BOULAY PLLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2014 FISCAL YEAR.

STOCKHOLDER MATTERS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

The Charter of the Company’s Nominations Committee of the Board of Directors provides that stockholder nominations for election to the Board must be made by written notification received by the Nominations Committee not later than sixty days prior to the next annual meeting of stockholders. Such notification shall contain, at a minimum, the following information:

1.	The name and residential address of the proposed nominee and of each notifying stockholder;

2.	The principal occupation of the proposed nominee;

3.	A representation that the notifying stockholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

4.	The total number of our shares owned by the notifying stockholder;

5.

A description of all arrangements or understandings between the notifying stockholder and the proposed nominee and any other person or persons pursuant to which the nomination is to be made by the notifying stockholder;

6.	Any other information regarding the nominee that would be required to be included in a proxy statement filed with the SEC; and

7.	The consent of the nominee to serve as a director of the Company, if elected.

The Committee will return, without consideration, any notice of proposed nomination which does not contain the foregoing information. Please provide notice via registered, certified, or express mail to Juhl Energy, Inc., 1502 17th Street SE, Pipestone, Minnesota 56164, ATTN: Corporate Secretary.

OTHER BUSINESS

The Board knows of no other business to be brought before the Meeting. If, however, any other business should properly come before the Meeting, the persons named in the accompanying proxy will vote proxies in their discretion as they may deem appropriate, unless they are directed by a proxy to do otherwise.

OTHER INFORMATION

The Company’s 2013 annual report on Form 10-K, excluding exhibits, will be mailed without charge to any stockholder entitled to vote at the Meeting, upon written request to John Brand, Chief Financial Officer, Juhl Energy, Inc., 1502 17th Street SE, Pipestone, Minnesota 56164.

Important Notice Regarding Availability of Proxy Materials

The Company’s proxy statement and the Company’s 2013 annual report on Form 10-K and the Company’s quarterly report on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, are also available for review at the Company’s website www.juhlenergy.com and at www.sec.gov. If want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy.

Please choose one of the following methods to make your request:

By Email: jb@juhlenergy.com

By Telephone: 507-562-4310

By Letter: to Mr. John Brand, Chief Financial Officer, as noted above

HOUSEHOLDING OF PROXY DOCUMENTS

Only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless those stockholders have notified us of their desire to receive multiple copies of the Proxy Statement.

Stockholders residing at the same address who currently receive only one copy of the Proxy Statement and who would like to receive an additional copy of the Proxy Statement for this Meeting or in the future may contact our Chief Financial Officer by phone at 507-777-4310 or by mail to the Chief Financial Officer, 1502 17th Street SE, Pipestone, Minnesota 56164.

By Order of the Board of Directors

/s/ Daniel J. Juhl

DANIEL J. JUHL, Chairman

Pipestone, Minnesota

October 1, 2014